Exhibit 10.2

AMENDMENT NO. 1 TO THE
FIRST NATIONAL BANCSHARES, INC.
2000 STOCK INCENTIVE PLAN

          WHEREAS, the board of directors of First National Bancshares, Inc. (the “Company”) deemed it desirable and in the best interests of the shareholders and the Company to amend the First National Bancshares, Inc. 2000 Stock Incentive Plan (the “Plan”) to eliminate the provision which provided that the number of shares of common stock issuable under the Plan would at all times equal 15% of the then outstanding shares of stock of the Company.

          NOW, THEREFORE, the Plan is hereby amended as follows:

          Section 1.  Amendment of the Plan.  The first paragraph of Section 5.1 of the Plan is hereby deleted and replaced in its entirety with the following:

          5.1          Limitations.  Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares that may be issued hereunder shall initially be 180,000.  The total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 180,000 (other than pursuant to antidilution adjustments) without shareholder approval.  Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options.  Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company.  The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

          Section 2.  Effect on Plan.  Except as otherwise specifically provided herein, the Plan shall not be amended but shall remain in full force and effect.

          Section 3.  Headings.  The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of August 15, 2005, in accordance with the authority provided by the Board of Directors.

FIRST NATIONAL BANCSHARES, INC.

By:	/s/ Jerry L. Calvert

Name:	Jerry L. Calvert
Title:	President and Chief Executive Officer